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                                                                    Exhibit 99.1


                            [IMAGEWARE SYSTEMS LOGO]



CONTACT: Wayne Wetherell                    Michelle Manoff
         ImageWare Systems, Inc.            Rubenstein Public Relations
         858-673-8600                       212-843-8051
         wayne@iwsinc.com                   mmanoff@rubensteinpr.com
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                              FOR IMMEDIATE RELEASE

              IMAGEWARE SYSTEMS CLOSES FINANCING WITH PERSEUS, LLC

SAN DIEGO, CALIF., MAY 23, 2002 - Security technology company ImageWare Systems, Inc. (AMEX:IW) has closed $2 million in 12.5% senior secured convertible debt financing with affiliates of Perseus, LLC a Washington, DC and New York City based private equity fund management company. The note is convertible into common equity of ImageWare at $4.31 per share. ImageWare, which specializes in law enforcement and smart ID card technology, will use the proceeds for working capital, and Perseus will work closely with ImageWare to identify strategic opportunities for the company's growth.

"We are pleased to announce our new partnership with Perseus, which shares our goal of growing ImageWare," said Jim Miller, chairman and chief executive officer of ImageWare. "Perseus will assist us in the execution and financing of our growth strategy as the inevitable consolidation of the security technology industry unfolds."

"ImageWare's position provides a strong platform for significant growth in the security technology industry," said Bill Ford of Perseus. "We are pleased to close this new partnership and look forward to working with ImageWare management on execution and financing of the company's growth strategy."


                                     -more-
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ABOUT IMAGEWARE SYSTEMS, INC.

ImageWare Systems, Inc. (AMEX: IW) is the leader in software solutions for digital imaging, biometrics, law enforcement and secure credentials. Through its ID product line, ImageWare applies its core technology to create secure identification systems for airports, universities, government agencies and private businesses. ImageWare's law enforcement product line empowers its customers to quickly capture, search, retrieve and share digital photographs and criminal history records on stand alone, networked or Web-based platforms. ImageWare additionally leverages its imaging technology to create software and Web-based solutions for professional photographers. ImageWare is headquartered in San Diego, with offices in Boston, Costa Mesa, Greenville, Canada, Germany and Singapore. For more information, please visit www.iwsinc.com.

ABOUT PERSEUS

PERSEUS, L.L.C. ("Perseus") is a merchant bank and private equity fund management company with offices in Washington, D.C. and New York City. Since its inception in 1994, Perseus has invested in a broad range of transactions from venture capital financings to leveraged buyouts and debt market investments. Perseus generally invests in companies in which it can participate in the company's strategic planning, operations and development and thereby add significant value to the investment. In particular, Perseus invests in companies that have proprietary intellectual property, powerful brands, unique content or a highly skilled work force.

SAFE HARBOR STATEMENT

This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. While these statements are meant to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. While management believes such representation to be true and accurate based on the information available to the company, actual results may differ materially from those described. The company's operations and business prospects are always subject to risks and uncertainties. Important facts that may cause actual results to differ are set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.


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